UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015 (April 23, 2015)

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-6383	46-5188184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 E. Franklin Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 887-5000

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K is being filed with the U.S. Securities and Exchange Commission to report the effectiveness of grants of restricted stock units (“RSUs”) to certain named executive officers of Media General, Inc. (the “Company”) that had previously been approved by the Board of Directors of the Company (the “Board”), subject to the approval of the Media General, Inc. Amended and Restated Long-Term Incentive Plan (the “Plan”) by the Company’s stockholders at the Annual Meeting of the Company held on April 23, 2015 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted in favor of adopting the Plan, and in connection therewith, the awards of RSUs to the Company’s named executive officers as set forth on page 49 of the Company’s Proxy Statement filed with the SEC on March 13, 2015 (File No. 001-06383) became effective.

The grants of the RSUs to the named executive officers are subject to each grantee’s execution of an award agreement substantially in the form of the Restricted Stock Unit Award Agreement included as Exhibit 10.1 to this Current Report on Form 8-K (the “Award Agreement”). Pursuant to the Award Agreement, 25% of the RSUs granted are time-vesting RSUs (the “Time-Based RSUs”) and 75% of the RSUs granted are performance-vesting RSUs (“Performance-Based RSUs”).

The Award Agreement provides that 25%, 25% and 50% of the Time-Based RSUs will vest on the first, second and third anniversaries of February 26, 2015, respectively, and that 25%, 25% and 50% of the Performance-Based RSUs will vest on the last day of the 12-month period ending December 31, 2015, December 31, 2016 and December 31, 2017, respectively, subject to achievement of specified EBITDA performance targets or Broadcast Cash Flow targets, as applicable (either the EBITDA or Broadcast Cash Flow targets, the “Performance Target”). If less than 90% of the Performance Target for a year is achieved, no vesting of the Performance-Based RSUs attributable to such year will vest, and achievement of 100% or more of the Performance Target will result in the vesting of 100% of the Performance-Based RSUs attributable to such year.

In the event of a termination of employment for any reason, all unvested Time-Based RSUs and unvested Performance-Based RSUs shall be forfeited without consideration as of the date of such termination, provided, however, that in the event the grantee is terminated by the Company without cause or as a result of the grantee’s death or disability, all unvested Time-Based RSUs and Performance-Based RSUs will vest immediately as of the date of such termination.

In the event of a Change in Control (as defined in the Award Agreement) or a corporate transaction or event which affects the shares of voting common stock of the Company (“Shares”), (a) the Compensation Committee of the Board (the “Committee”) shall appropriately adjust the number of the RSUs and/or the securities on which the RSUs are based to reflect the impact of the Change in Control or other transaction or event on Shares so that the rights of the grantee are neither enlarged nor diminished and (b) the Committee may (i) make appropriate adjustments to the Performance Target for the year in which the Change in Control or other transaction occurs, (ii) establish Performance Targets for any year that has not yet begun and (iii) deem any or all Performance Targets to have been met for any or all of the years that have not been completed.

The Board also adopted a form of award agreement for time-vesting RSUs included as Exhibit 10.2 to this Current Report on Form 8-K, the terms of which are consistent with the terms applicable to the Time-Based RSUs described above.

The foregoing descriptions of the award agreements are qualified in their entirety by reference to the full texts of the agreements, which are included as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Form of Media General, Inc. Amended and Restated Long-Term Incentive Plan – Restricted Stock Unit Award Agreement (Time-Based and Performance-Based Vesting).

10.2	Form of Media General, Inc. Amended and Restated Long-Term Incentive Plan – Restricted Stock Unit Award Agreement (Time-Based Vesting).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.

Date: April 29, 2015	By:	/s/ James F. Woodward
James F. Woodward Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Media General, Inc. Amended and Restated Long-Term Incentive Plan – Restricted Stock Unit Award Agreement (Time-Based and Performance-Based Vesting).

10.2	Form of Media General, Inc. Amended and Restated Long-Term Incentive Plan – Restricted Stock Unit Award Agreement (Time-Based Vesting).